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                                                           Exhibit 3a

                              STATE OF FLORIDA
                             DEPARTMENT OF STATE



I certify that the attached is a true and correct copy of the Articles of Merger, filed on March 20, 1997 effective March 21, 1997, for ST. JOE FOREST PRODUCTS, the surviving Florida corporation, as shown by the records of this office.

The document number of this corporation is H82653.





                                               Given under my hand and the
                                           Great Seal of the State of Florida,
                                          at Tallahassee, the Capitol, this the
                                               Twentieth day of March, 1997


                                                  /s/ Sandra B. Mortham
                                                  ---------------------
                                                    Sandra B. Mortham
                                                    Secretary of State



[STATE OF FLORIDA SEAL]
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EFFECTIVE DATE
3-21-97 10:00 A.M.


FILED

97 MAR 20 PM 3:46

SECRETARY OF STATE
TALLAHASSEE, FLORIDA


                             ARTICLES OF MERGER

                                   merging

                          St. Joe Container Company

                                    into

                       St. Joe Forest Products Company


         Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act (the "Act"), the undersigned corporations deliver the following Articles of Merger for the purpose of merging St. Joe Container Company, a Florida corporation (the "Subsidiary"), into St. Joe Forest Products Company, a Florida corporation which shall be the surviving corporation (the "Surviving Corporation").

         1. Attached hereto as Exhibit A is the Plan of Merger adopted by the Board of Directors of the Surviving Corporation on January 15, 1997 pursuant to Section 607.1104 of the Act.

         2. The effective date of the merger is 10:00 a.m. on March 21, 1997.

         3. Pursuant to Section 607.1104 of the Act, no shareholder approval was required in connection with this merger.




ST. JOE CONTAINER COMPANY                        ST. JOE FOREST PRODUCTS
                                                 COMPANY


By:/s/ W.L. Thornton                             By:/s/ Edward C. Brownlie
   ----------------------                           ----------------------------
   Winfred L. Thornton                              Edward C. Brownlie
   Chairman                                         Vice President